SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 2, 1998

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                          0-19278                13-3357370
  (State or other jurisdiction           (Commission            (IRS EMPLOYER
       or incorporation)                 File Number)           Identification)



                    51 James Way, Eatontown, New Jersey            07724
               (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (908) 542-2800



________________________________________________________________________________
          (Former name or former address, if changed since last report)

                              Item 5. Other Events


On February 2, 1998, the Company reported that it had filed a lawsuit on January 16, 1998, in the U.S. District Court in Newark, New Jersey against GenSci Laboratories, Inc. and GenSci Regeneration Sciences, Inc. for patent infringement. In the lawsuit, Osteotech accuses GenSci of violating claims of at least one patent issued to Osteotech involving the Company's Grafton(R) DBM process, by making, using, and/or selling the invention claimed in the patent without permission or license from Osteotech. The GenSci products are marketed under the names DynaGraft Gel and DynaGraft Putty.

Approximately two (2) weeks after Osteotech's filing, GenSci filed a suit in the U.S. District Court for the Central District of California accusing Osteotech of violating certain claims of two patents assigned to GenSci, by the processing of Grafton(R) DBM Flex. Osteotech's Grafton(R) DBM Gel and Grafton(R) DBM Putty products, which represent more than 90% of the Company's Grafton(R) DBM revenues, are not involved in this law suit. The suit also contains claims against Osteotech for alleged tortious interference with a business expectancy of GenSci.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 5, 1998

                                            OSTEOTECH, INC.
                                             (Registrant)


                                    By:/s/ Michael J. Jeffries
                                       -----------------------------
                                       MICHAEL J. JEFFRIES
                                       Executive Vice President,
                                       Chief Operating Officer,
                                       Chief Financial Officer
                                       and Secretary